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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement of Rare Medium Group, Inc. (formerly ICC Technologies, Inc.)(the Company) on Form S-3 (File No. 33-30170)of our report dated March 20, 1998 relating to the consolidated financial statements of the Company, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in this Registration Statement of our report, dated March 20, 1998 relating to the financial statements of Engelhard/ICC, which also appears in such Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 17, 2000